                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         TeleSpectrum Worldwide Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         TeleSpectrum Worldwide Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                          TELESPECTRUM WORLDWIDE INC.
                             443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

                               ----------------

To Our Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of TeleSpectrum Worldwide Inc. (the "Company") will be held on May 28, 1997 at 10:00 a.m., local time, at the Ritz Carlton Hotel, 17th and Chestnut Streets, Philadelphia, Pennsylvania for the following purposes:

  (1) To elect six directors to the Board of Directors;

  (2) To approve an amendment to the Company's 1996 Equity Compensation Plan to increase the number of shares reserved for issuance under such Plan; and

  (3) To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 17, 1997 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A complete list of such stockholders will be available at the Company's headquarters, 443 South Gulph Road, King of Prussia, Pennsylvania, ten days prior to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ J. Brian O'Neill
                                          J. Brian O'Neill
                                          Chairman and Chief Executive Officer

May 8, 1997

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                          TELESPECTRUM WORLDWIDE INC.
                             443 SOUTH GULPH ROAD
                           KING OF PRUSSIA, PA 19406

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

                               ----------------

  This Proxy Statement is being furnished to the stockholders of TeleSpectrum Worldwide Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on May 28, 1997 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 8, 1997.

  Execution and return of the enclosed Proxy Card is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. In addition, the Company has retained ChaseMellon Shareholder Services LLC ("Chase Mellon") to assist in the solicitation of proxies from brokers, bank nominees and other institutional holders, as well as individual holders of record. The fee to ChaseMellon, which is estimated at $5,000 plus expenses, will be paid by the Company. Proxies may also be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

  An Annual Review to Stockholders and the Company's Form 10-K, each for the fiscal year ended December 31, 1996, are being mailed to stockholders with this Proxy Statement. The Annual Review is not part of this Proxy Statement.

                             VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

  Only stockholders of record at the close of business on April 17, 1997 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 25,210,984 shares of Common Stock, par value $.01 per share ("Common Stock"). The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

  The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to withhold authority to vote for the nominees for the Board of Directors. The nominees are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to take action, unless a greater percentage is required either by law or by the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

  With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors.

  If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

  The Board of Directors currently consists of six directors. Each director elected at the Annual Meeting will serve until the 1998 annual meeting of stockholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal.

  The Board of Directors has nominated Mr. J. Brian O'Neill, Mr. Michael C. Boyd, Mr. Joseph V. DelRaso, Mr. William F. Rhatigan, Mr. Richard W. Virtue and Mr. Kevin W. Walsh for election to the Board of Directors.

  The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Messrs. O'Neill, Boyd, DelRaso, Rhatigan, Virtue and Walsh as directors. In the event that nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors, or the Board may decided to reduce the number of directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE.

  Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

                             NOMINEES FOR ELECTION

                                         PRINCIPAL OCCUPATIONS DURING
    NAME OF DIRECTOR      AGE     PAST FIVE YEARS AND CERTAIN DIRECTORSHIPS
    ----------------      ---     -----------------------------------------
J. Brian O'Neill.........  37 J. Brian O'Neill has been Chairman of the Board and Chief Executive Officer since the formation of
                              Company in April 1996. Mr. O'Neill is also
                              Chairman of the Board of Directors and Chief
                              Executive Officer of CRW Financial, Inc. From July
                              1992 to May 1995, Mr. O'Neill was Chairman and
                              Chief Executive Officer of Casino and Credit
                              Services, Inc. From May 1988 to July 1992, Mr.
                              O'Neill was Chairman of O'Neill Properties, Inc.,
                              a real estate development company.
Michael C. Boyd..........  55 Michael C. Boyd has been President and Chief
                              Operating Officer of the Company since its
                              formation in April 1996 and a director since May
                              1996. Mr. Boyd was a co-founder of QVC Network,
                              Inc., a home shopping television company, in 1986,
                              and served as its President and Chief Operating
                              Officer until 1994. From 1994 to 1996, Mr. Boyd
                              was an independent consultant.
Joseph V. DelRaso........  44 Joseph V. DelRaso has been a partner at the law firm of Stradley Ronon Stevens & Young since 1992.
                              From 1988 to 1992 he was a partner at the law firm
                              of Holland and Knight in Ft. Lauderdale, Florida.
                              He has been a director of the Company since
                              February 1997.
William F. Rhatigan......  52 William F. Rhatigan served as President of the
                              Company's Direct Marketing Group from August 8,
                              1996 through his retirement from the Company,
                              which was effective as of February 20, 1997. Mr.
                              Rhatigan has served as a director of the Company
                              since August 8, 1996. Mr. Rhatigan was Chairman
                              and Chief Executive Officer of NBG Services, Inc.,
                              a predecessor of the Company, from 1991 until
                              August 8, 1996.
Richard W. Virtue........  52 Richard W. Virtue has served as a director of the
                              Company since August 8, 1996. Mr. Virtue served as
                              Chief Executive Officer of SOMAR, Inc., a
                              predecessor of the Company, from 1982 until August
                              8, 1996.
Kevin W. Walsh...........  42 Kevin W. Walsh has been a director of the Company since August 8, 1996. Mr. Walsh has been a partner
                              of the law firm Adelman Lavine Gold and Levin, a
                              professional corporation, since 1988.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

  The Board of Directors has a Compensation Committee and an Audit Committee. During fiscal year 1996, the Board of Directors held four meetings and the Compensation Committee held one meeting. The Audit Committee did not meet in 1996. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during 1996 and of the committees on which he served during the year.

  The Compensation Committee makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, and the Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors.

  The current members of both the Compensation Committee and the Audit Committee are Messrs. DelRaso and Walsh.

DIRECTOR COMPENSATION ARRANGEMENTS

  Directors who are not currently receiving compensation as officers, employees or consultants of the Company are entitled to receive an annual retainer fee of $7,500, plus $500 and reimbursement of expenses for each meeting of the Board of Directors and each committee meeting that they attend in person.

  Non-employee directors are entitled to receive Non-Qualified Stock Options ("NQSO") pursuant to the formula grants under the Company's 1996 Equity Compensation Plan (the "Plan"). According to the formula grants, each non-employee director who was a member of the Board of Directors as of the effective date of the Plan received a grant of an NQSO to purchase 2,500 shares of Common Stock at a price equal to the initial public offering price. Subsequently, on each date on which the Company holds it annual meeting of stockholders, each non-employee director in office immediately before and after the annual election of directors will receive a grant of an NQSO to purchase 2,500 of Common Stock at an exercise price equal to the closing price per share on The Nasdaq National Market on the date of grant. Each non-employee director who first becomes a member of the Board of Directors after the effective date of the Plan will receive a grant of an NQSO to purchase 2,500 shares of Common Stock on the date he or she becomes a member of the Board of Directors, at an exercise price equal to the closing price of the Common Stock on The Nasdaq National Market on the date of grant. The term of each such option shall be ten years and each such option shall be fully and immediately exercisable upon the date of grant.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information with respect to compensation paid or earned during the fiscal year ended December 31, 1996 to the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION (1)
                                                -------------------------------
                                                                    LONG-TERM
                                                                   COMPENSATION
NAME AND POSITION                          YEAR SALARY($) BONUS($) AWARDS(#)(2)
-----------------                          ---- --------- -------- ------------
J. Brian O'Neill.......................... 1996 $ 50,900      --     500,000
 Chairman of the Board and
 Chief Executive Officer
Michael C. Boyd........................... 1996  178,194      --     300,000
 President and Chief Operating Officer
William F. Rhatigan (4)................... 1996   72,916  150,000        --
 Former President of the Company's
 Direct Marketing Group
Richard C. Schwenk, Jr. .................. 1996  122,000      --     100,000
 Executive Vice President and
 Chief Financial Officer
Morton M. Reich (3)....................... 1996  103,846      --         --
 Former President of the Company's Reich
 Division

--------
(1) Excludes perquisites and other personal benefits, securities or property which are, in the aggregate, less than 10% of the total annual salary and bonus.
(2) Represent shares of Common Stock underlying stock options granted by the Company in 1996.
(3) Mr. Reich resigned from his position with the Company and became a consultant to the Company effective March 21, 1997.
(4) Mr. Rhatigan retired from his position and became a consultant to the Company effective as of February 20, 1997.

EMPLOYMENT AGREEMENTS

  Each of Messrs. O'Neill, Boyd and Schwenk has an employment agreement with the Company. Mr. O'Neill's agreement (the "O'Neill Agreement") provides that Mr. O'Neill is to be employed by the Company through May 20, 2000 at an annual salary of $130,000, plus an annual bonus of up to $400,000, the terms and amount of which is determined annually by the Compensation Committee. Pursuant to the O'Neill Agreement, Mr. O'Neill was granted a stock option exercisable for 500,000 shares of Common Stock at an exercise price of $15.00 per share, of which 125,000 shares vested on May 21, 1996 and 125,000 shares vest on the first, second and third anniversaries of such date provided Mr. O'Neill is employed by the Company on such dates. If Mr. O'Neill is terminated without cause or if Mr. O'Neill terminates his employment for good reason, Mr. O'Neill is entitled to receive compensation at the annual rate of $330,000 for the remainder of the term of his agreement.

  Mr. Boyd's employment agreement (the "Boyd Agreement") provides that he is to be employed by the Company through April 21, 2000 at an annual salary of $275,000, plus an annual bonus of up to $281,250 based in part on his performance and in part upon the operating performance of the Company. Pursuant to the Boyd Agreement, Mr. Boyd was granted a stock option exercisable for 300,000 shares of Common Stock at an exercise price of $15.00 per share, of which 75,000 shares vested on each of April 22, 1996 and April 22, 1997 and 75,000 shares vest on each of April 22, 1998 and April 22, 1999 provided Mr. Boyd remains employed by the Company on such dates. If Mr. Boyd is terminated without cause or if he terminates his employment for good reason, Mr. Boyd is entitled to receive $387,500 payable over a one-year period.

  Mr. Schwenk's employment agreement (the "Schwenk Agreement") provides that he is to be employed by the Company through May 5, 2000 at an annual salary of $200,000, plus an annual bonus of up to $187,500 based in part on his performance and in part upon the operating performance of the Company. Pursuant to the Schwenk Agreement, Mr. Schwenk was granted a stock option exercisable for 100,000 shares of Common Stock at an exercise price of $15.00 per share, of which 25,000 shares vested on each of May 6, 1996 and May 6, 1997 and 25,000 shares vest on each of May 6, 1998 and May 6, 1999 provided Mr. Schwenk remains employed by the Company on such dates. If Mr. Schwenk is terminated without cause or if he terminates his employment for good reason, Mr. Schwenk is entitled to receive $275,000 payable over a one-year period.

  Each of Messrs. Rhatigan and Virtue have consulting agreements with the Company which provide for the payment of annual consulting fees of $150,000. Mr. Rhatigan's agreement (the "Rhatigan Consulting Agreement") expires on December 31, 1999. Mr. Virtue's agreement (the "Virtue Consulting Agreement") expires on August 13, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ----------------------------------------------------
                                                                               POTENTIAL REALIZABLE VALUE
                                                                               AT ASSUMED ANNUAL RATES OF
                             NUMBER OF                                        STOCK PRICE APPRECIATION FOR
                             SECURITIES     PERCENTAGE OF                            OPTION TERM(3)
                             UNDERLYING     TOTAL OPTIONS EXERCISE EXPIRATION ----------------------------
  NAME                   OPTIONS GRANTED(1) AVAILABLE (2)  PRICE      DATE         5%            10%
  ----                   ------------------ ------------- -------- ---------- ------------- --------------
J. Brian O'Neill........      500,000           21.7%      $15.00   8/13/06   $   4,715,000 $   11,955,000
Michael C. Boyd.........      300,000           13.0        15.00   8/13/06       2,829,000      7,173,000
Richard C. Schwenk......      100,000            4.3        15.00   8/13/06         943,000      2,391,000

--------
(1) Twenty-five percent of the shares underlying each option are currently exercisable and an additional twenty-five percent of the shares underlying each option become exercisable on the second, third and fourth anniversaries of the respective date of grant.
(2) Based on an aggregate of 2,300,000 options currently available under the Plan.
(3) Represents the hypothetical gains or "option spreads" that would exist for the options at the end of their ten year term. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term and are calculated based on the exercise price per share on the date of grant. Such 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1996.

                         FISCAL YEAR-END OPTION VALUES

                            NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                 OPTIONS(#)           IN-THE-MONEY OPTIONS ($)
                          ------------------------- ----------------------------
  NAME                    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE(1)
  ----                    ----------- ------------- ----------- ----------------
J. Brian O'Neill.........   125,000      375,000     $109,375       $328,125
Michael C. Boyd..........    75,000      225,000       65,625        196,875
Richard C. Schwenk.......    25,000       75,000       21,875         65,625

--------
(1) Based on the difference between $15.875, which was the closing price per share of the Company's Common Stock as listed on the Nasdaq National Market System on December 31, 1996, and the exercise price of each option ($15.00).

  NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 8 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                      REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") is composed of two non-employee directors. The Committee is generally responsible for the establishment and administration of the policies which govern annual executive compensation and stock ownership programs. The Committee evaluates the performance and determines the compensation of the Chief Executive Officer and the other executive officers of the Company based upon the written employment agreements such persons have with the Company as well as such other factors including the achievement of certain Company goals (including financial goals), achievement of certain individual goals and comparisons with other publicly-traded organizations.

  The policy of the Committee with respect to executive officers is to offer compensation opportunities which will enable the Company to attract, motivate and retain individuals of outstanding ability capable of enhancing stockholder value. Accordingly, in determining executive compensation, the Committee relies on a combination of salary, bonus and stock options. Each of the Company's named officers are parties to an employment agreement with the Company which establishes their annual base salary and, except for the Chief Executive Officer, baseline bonus opportunities. Each of these employment agreements were either negotiated as a condition to such officer's employment with the Company or were negotiated as part of the Company's acquisition of the business previously managed by such officer. None of the named officers who were executive officers of the Company as of the date of this report were awarded any additional bonuses for 1996. The stock options granted to each of the named officers who received options in 1996 were granted as a condition to their employment.

  The committee intends to consider the awarding of additional bonuses and the issuance of additional stock options in order to emphasize the link between executive incentives and the creation of stockholder value. In considering these awards, the Committee intends to consider individual performance, overall contribution to the Company, the number of non-vested stock options and the total number of stock options to be awarded.

  Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 1996, this provision has not affected the Company's tax deductions, but the Committee will continue to monitor the potential impact of
Section 162(m) on the Company's ability to deduct executive compensation.

                                          COMPENSATION COMMITTEE--April 25,
                                           1997.

                                          Joseph V. DelRaso
                                          Kevin W. Walsh

                               PERFORMANCE GRAPH

  The following line graph compares the percentage change in the cumulative total stockholder return on the Common Stock since the Common Stock first started trading on the Nasdaq National Market on August 13, 1996, with the cumulative total return of the Nasdaq Market Index (the "Nasdaq Market Index") and a peer industry group described more fully below (the "Other Direct Marketers"). Dividend reinvestment has been assumed.

                                     LOGO

 INDEX(1)                            8/13/96 9/30/96 10/31/96 11/29/96 12/31/96
 --------                            ------- ------- -------- -------- --------
TeleSpectrum........................ $100.00 $119.54 $104.98  $108.81  $ 97.32
Other Direct Marketers.............. $100.00 $139.92 $122.86  $123.61  $100.10
NASDAQ Mkt. Index................... $100.00 $112.52 $111.22  $118.14  $117.87

--------
(1)Assumes $100 invested on August 13, 1996.

  The Other Direct Marketers group is comprised of APAC TELESERVICES INC., ICT GROUP INC., SITEL CORP. and TELETECH HOLDINGS INC., which like the Company, provide direct marketing services. The Company was incorporated on April 26, 1996 and its direct marketing operations commenced on August 13, 1996, the date on which it completed the acquisition of its operating businesses. The chart above presents a comparison between the Company, the Other Direct Marketers (the Company's peer group) and the NASDAQ Market Index from the date of these acquisitions to December 31, 1996.

                AMENDMENT OF THE 1996 EQUITY COMPENSATION PLAN

  At the Annual Meeting, a proposal will be presented to the stockholders to approve the adoption of an amendment (the "Amendment") to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,300,000 to 5,000,000. On February 17, 1997, the Board of Directors adopted the Amendment, subject to stockholder approval at the Annual Meeting. The Amendment will not be effective unless or until stockholder approval is obtained.

VOTE REQUIRED FOR APPROVAL

  The proposal to amend the Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Annual Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting is required to approve the proposal. Broker non-votes are considered not present at the Annual Meeting and, therefore, will not be voted or have any effect on the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

DESCRIPTION OF THE PLAN

  On May 17, 1996, the stockholders of the Company approved the Plan. The Plan provides for (i) grants of stock options ("Stock Options"), stock appreciation rights ("SARs"), grants of restricted stock ("Restricted Stock") and grants of performance units ("Performance Units") to employees of the Company and its subsidiaries and certain consultants and independent contractors ("Consultants"), and (ii) formula grants ("Formula Grants") of stock options to non-employee members of the Board of Directors of the Company ("Non-employee Directors"). The Plan permits the grant of stock options and stock awards of up to a maximum amount of 2,300,000 shares of Common Stock, of which options to purchase 1,409,490 shares of Common Stock have been previously granted.

  The Compensation Committee may select the employees to receive grants under the Plan (the "Grantees"), the amount of Common Stock to be optioned to each such employee and the terms of each grant. As of December 31, 1996, the Company and its subsidiaries employed approximately 7,400 individuals who were eligible to participate in the Plan. As of December 31, 1996, under the Plan, no stock options have been exercised and stock options exercisable for 1,409,490 shares of Common Stock were outstanding and held by all employees as a group.

  The Plan provides that all Non-Employee Directors (there are currently four Non-Employee Directors) will automatically receive on the date of the Annual Meeting, grants of NQSOs to purchase 2,500 shares of Common Stock for each fiscal year beginning on January 1, 1997. The exercise price of a NQSO granted to a Non-Employee Director is equal to the fair market value of the Common Stock on the date it is granted.

  The exercise price of Common Stock subject to an ISO or NQSO granted to an employee may not be less than the fair market value of a share of stock on the date of grant. On December 31, 1996, the fair market value of the Company's Common Stock was $15.875 per share. The exercise period for stock options may not exceed ten years from the date of grant.

GRANTS OF OPTIONS, APPRECIATION RIGHTS, RESTRICTED STOCK AND PERFORMANCE UNITS

  The following table summarizes the number of Stock Options that were granted in February 1997 (other than 10,000 shares of Common Stock underlying stock options to be issued to the Non-Executive Directors which grant date will be May 28, 1997 assuming reelection to the Board of Directors) to the following persons:

      RECIPIENT                                          NUMBER OF OPTION SHARES
      ---------                                          -----------------------
      J. Brian O'Neill..................................         100,000
      Michael C. Boyd...................................          60,000
      Richard C. Schwenk................................          20,000
      Patrick M. Baldasare..............................         100,000
      Executive Officers as a Group (4 persons).........         280,000
      Non-Executive Directors as a (4 persons)..........          87,500
      Non-Executive Officer Employee Group
       (52 persons).....................................         537,500

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 1, 1997, except as otherwise indicated in the relevant footnote, by (i) each person or group who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers and (iv) all current executive officers and directors as a group.

                                                               PERCENTAGE OF
                                       NUMBER OF SHARES     OUTSTANDING SHARES
 BENEFICIAL OWNER                    BENEFICIALLY OWNED(1) BENEFICIALLY OWNED(1)
 ----------------                    --------------------- ---------------------
J. Brian O'Neill (2)................       7,876,263               30.9%
 443 South Gulph Road
 King of Prussia, PA 19406
CRW Financial, Inc. ................       7,198,642               28.6
 443 South Gulph Road
 King of Prussia, PA 19406
Richard W. Virtue (3)...............       2,836,840               11.0
 0132 Divide Drive
 Snow Mass, CO 81615
SOMAR, Inc. (4).....................       2,707,340               10.5
 118 South Main Street
 Salisbury, NC 28144
FMR Corp. (5).......................       2,028,400                8.1
 82 Devonshire Street
 Boston, MA 02109
Putnam Investments, Inc. (6)........       1,794,600                7.1
 One Post Office Square
 Boston, MA 02109
The Equitable Companies (7).........       1,400,800                5.6
 7876 Seventh Avenue
 New York, NY 10019
William F. Rhatigan (8).............         449,362                1.8
 1 Broadway
 12th Floor
 Cambridge, MA 02142
Patrick M. Baldasare (9)............         313,882                1.2
Michael C. Boyd (10)................         301,514                1.2
Richard C. Schwenk (11).............         178,877                  *

                                                              PERCENTAGE OF
                                      NUMBER OF SHARES     OUTSTANDING SHARES
 BENEFICIAL OWNER                   BENEFICIALLY OWNED(1) BENEFICIALLY OWNED(1)
 ----------------                   --------------------- ---------------------
Joseph DelRaso (12)...............            2,500                  *
 2600 One Commerce Square
 Philadelphia, PA 19103
Kevin W. Walsh (12)...............            2,500                  *
 1900 Two Penn Center Plaza
 Philadelphia, PA 19102
All directors and executive              11,953,738               45.4
 officers as a group (8 persons)..

--------
 *  Less than one percent.
 (1) Based on 25,210,984 shares of Common Stock outstanding as of April 1, 1997. In accordance with the rules of the Securities and Exchange Commission, shares underlying options or warrants to purchase Common Stock that are exercisable as of April 1, 1997 or within 60 days thereafter are deemed outstanding and to be beneficially owned by the person holding such option or warrant for purposes of computing such person's percentage ownership, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
 (2) Includes 7,198,642 shares of Common Stock held by CRW Financial, Inc. ("CRW Financial"). Mr. O'Neill is Chairman of the Board and Chief Executive Officer, and a principal stockholder of CRW Financial, and may be deemed to have shared voting and investment power over the shares held by CRW Financial. Mr. O'Neill disclaims beneficial ownership of all such shares. Includes 610,160 shares of Common Stock owned by CRW Financial which are obtainable by Mr. O'Neill upon the exercise of a warrant and 275,000 shares of Common Stock issuable upon the exercise of vested stock options or options which are scheduled to vest within 60 days. Excludes 325,000 shares of Common Stock issuable upon the exercise of non-vested stock options.
 (3) Mr. Virtue is a principal shareholder of SOMAR, Inc. Mr. Virtue shares voting and investment power with the other shareholders of SOMAR, Inc. and disclaims beneficial ownership of shares in which he has no pecuniary interest. Includes 129,500 shares of Common Stock issuable upon the exercise of a warrant. Includes 500,000 shares of Common Stock issuable to SOMAR, Inc. upon the exercise of the vested portion of a stock option. Excludes 1,000,000 shares of Common Stock issuable to SOMAR, Inc. upon the exercise of a non-vested portion of a stock option.
 (4) Includes 500,000 shares of Common Stock issuable upon the exercise of the vested portion of a stock option. Excludes 1,000,000 shares of Common Stock issuable upon the exercise of a non-vested portion of a stock option.
 (5) Based solely on a Schedule 13G dated February 14, 1997.
 (6) Based solely on a Schedule 13G dated January 27, 1997 and includes 1,330,100 and 464,500 shares of Common Stock which such beneficial owner shares dispositive power with Putnam Investment Management, Inc., and Putnam Advisory Company, Inc., respectively.
 (7) Based solely on a Schedule 13G dated February 12, 1997.
 (8) Includes 56,250 shares of Common Stock issuable upon the exercise of a warrant. Excludes 75,000 shares of Common Stock issuable upon the exercise of non-vested options.
 (9) Includes 229,216 shares of Common Stock held by The Response Center, Inc. and the Tab House, Inc., each of which Mr. Baldasare is the principal stockholder, and 84,666 shares of Common Stock issuable upon the exercise of stock options and warrants. Excludes 75,000 shares of Common Stock issuable upon the exercise of non-vested stock options.
(10) Includes 165,000 shares of Common Stock issuable upon the exercise of vested stock options or options which are scheduled to vest within 60 days. Excludes 195,000 shares of Common Stock issuable upon the exercise of non-vested stock options.
(11) Includes 55,000 shares of Common Stock issuable upon the exercise of vested stock options or options which are scheduled to vest within 60 days. Excludes 65,000 shares of Common Stock issuable upon the exercise of non-vested stock options.
(12) Represents 2,500 shares of Common Stock issuable upon the exercise of stock options.

                             CERTAIN TRANSACTIONS

TRANSACTIONS WITH MR. VIRTUE

  In August 1996 the Company consummated its acquisition of substantially all of the assets and the assumption of substantially all of the balance sheet liabilities of SOMAR, Inc. ("SOMAR") pursuant to the terms of the Asset Purchase Agreement dated April 26, 1996, as amended and restated on May 21, 1996 (the "SOMAR Agreement") by and among the Company, SOMAR, CRW Financial, and Richard W. Virtue. Upon such consummation and pursuant to the SOMAR Agreement, (i) SOMAR received $25,000,000 in cash and 2,207,340 shares of Common Stock, (ii) Mr. Virtue received a warrant exercisable for 129,500 shares of Common Stock at an exercise price of $15.00 per share, and (iii) Mr. Virtue and the Company became parties to the Virtue Consulting Agreement. Effective April 14, 1997, the SOMAR Agreement was amended to, among other things, eliminate any requirement that the Company pay any additional purchase price to SOMAR and SOMAR was issued an option to acquire up to 1,500,000 shares of Common Stock at an exercise price of $12.385, the closing price of the Common Stock on April 14, 1997 on the Nasdaq National Market System. Such option is presently exercisable for 500,000 shares of Common Stock and the remaining shares underlying such option are subject to a vesting schedule consisting of 50,000 share increments for each cent that the Company's fully-diluted earnings-per-share for 1997 exceeds $.63 per share. Any shares which do not vest in accordance with such schedule will automatically lapse. Mr. Virtue, a nominee for director of the Company, is a principal stockholder of SOMAR.

TRANSACTIONS WITH MR. RHATIGAN

  In August 1996, the Company consummated its acquisition of substantially all of the assets and the assumption of substantially all of the balance sheet liabilities of NBG Services, Inc. ("NBG") pursuant to the terms of an Asset Purchase Agreement dated May 3, 1996, as amended and restated on May 21, 1996 (the "NBG Agreement"), by and among the Company, NBG, CRW Financial, Michael
J. Gallant, and William F. Rhatigan. Upon such consummation and pursuant to the NBG Agreement, (i) NBG received $14,100,000 in cash and 1,120,255 shares of Common Stock, (ii) Mr. Rhatigan received a warrant exercisable for 56,250 shares of Common Stock at an exercise price of $15.00 per share, and (iii) Mr. Rhatigan and the Company became parties to the Rhatigan Employment Agreement. Mr. Rhatigan, a nominee for director, retired from his employment with the Company which retirement was effective as of February 20, 1997 and became an advisor and consultant to the Company pursuant to the terms of the Rhatigan Consulting Agreement. The Rhatigan Employment Agreement was terminated effective upon the execution of the Rhatigan Consulting Agreement.

HEADQUARTERS LEASE

  The Company subleases its headquarters, representing an aggregate of approximately 21,000 square feet, from CRW Financial, which has subleased the facility from HFS, Inc., which in turn, leases this space from CRW Building Limited Partnership, a partnership of which the general partner is controlled by J. Brian O'Neill, the Chairman and Chief Executive Officer of the Company. Under this sublease, the Company is required to pay annual rental payments of approximately $420,000.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has served as the Company's independent public accountants and auditors since the Company's inception. Arthur Andersen LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

                   STOCKHOLDER PROPOSALS--1998 ANNUAL MEETING

  Stockholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have presented at the 1998 annual meeting of stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than January 8, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1996 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with except Messrs. Boyd, O'Neill, Schwenk and Walsh each filed their respective Form 5 approximately 45 days late.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          /s/ J. Brian O'Neill

                                          J. Brian O'Neill
                                          Chairman and Chief Executive Officer

May 8, 1997

                                   EXHIBIT A

  Section 3(a) of the Plan is hereby amended by replacing the word "2,300,000" in the first sentence of such Section with "5,000,000."

PROXY                     TELESPECTRUM WORLDWIDE INC.                      PROXY

          This proxy is solicited on behalf of the Board of Directors

    The undersigned stockholder of Telespectrum Worldwide Inc. (the "Company") hereby appoints J. Brian O'Neill, Michael C. Boyd and Richard C. Schwenk, Jr., or any of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes any of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on April 17, 1997, at the Annual Meeting of Stockholders to be held on May 28, 1997, and at any adjourment thereof


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)




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                            .FOLD AND DETACH HERE.

This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please mark your votes as indicated in this example  [X]


1. Election of Directors


         FOR all nominees                   WITHHOLD
         listed to the right                AUTHORITY
        (except as marked            to vote for all nominees
         to the contrary)               listed to the right

              [ ]                              [ ]

(Instructions: To withhold authority to vote for any individual nominee, strike such nominee's name from the list of nominees.)
Nominees: J. Brian O'Neill, Michael C. Boyd, Joseph DelRaso, William F. Rhatigan,Richard W. Virtue, Kevin W. Walsh
FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------

2. Approval of an amendment to the Company's
   1996 Equity Compensation Plan.


                   FOR           AGAINST         ABSTAIN

                   [ ]             [ ]             [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjoumments thereof.


CHECK HERE FOR ADDRESS CHANGE             [ ]

CHECK HERE IF YOU PLAN TO ATTEND          [ ]
THE MEETING


Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.




Signature                    Signature                     Date
         --------------------         ---------------------    ----------------

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.